Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ernesto Bertarelli, the Vice Chairman of the Board, Managing Director and Chief Executive Officer of Serono S.A. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 20-F for the Fiscal Year ended December 31, 2003 (the “Report”). The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Ernesto Bertarelli

Ernesto Bertarelli
Vice-Chairman of the Board, Managing Director and Chief Executive Officer

Date: March 25, 2004